EXHIBIT (a)(1)(G)

Offer to Purchase for Cash

by

Liberty Global plc

Up to $625 million in value of its Class A Ordinary Shares

At a Cash Purchase Price Not Greater than $29.00 per Share Nor Less than $25.25 per Share

AND

Up to $1.875 billion in value of its Class C Ordinary Shares

At a Cash Purchase Price Not Greater than $28.50 per Share Nor Less than $24.75 per Share

THE OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2019, UNLESS THE OFFERS ARE EXTENDED OR TERMINATED.

August 12, 2019

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), the applicable Letter of Transmittal (together with any amendments or supplements thereto, each, a “Letter of Transmittal” or collectively, the “Letters of Transmittal”) and other related materials in connection with the invitation by Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company”), for its shareholders to tender (i) up to $625 million in value of its issued and outstanding Class A ordinary shares, nominal value $0.01 per share (each, a “Class A Share”) for purchase by Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., each acting as principal (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), at a price not greater than $29.00 nor less than $25.25 per Class A Share (the “Class A Offer”), and (ii) up to $1.875 billion in value of its issued and outstanding Class C ordinary shares, nominal value $0.01 per share (each, a “Class C Share,” and the Class A Shares, individually or collectively with the Class C Shares, as appropriate, the “Shares”), for purchase by the Counterparty Banks at a price not greater than $28.50 nor less than $24.75 per Class C Share (the “Class C Offer”), in each case, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the applicable Offer. The Class A Offer and Class C Offer are sometimes collectively referred to as the “Offers” and individually as an “Offer.”

The Offers will be conducted such that the Counterparty Banks will initially purchase their respective allocated portion of the Shares, and take actions to facilitate the Company’s subsequent purchase of the Shares, pursuant to the Counterparty Bank Agreements (as defined in the Offer to Purchase) and the terms and conditions of the Offer to Purchase. The Company will generally make all decisions and determinations with respect to the Offers, including with respect to the satisfaction or waiver of conditions to the Offers set forth in the Offer to Purchase, the acceptance of Shares for purchase by the Counterparty Banks. The Company’s purchases of the Shares “through the Counterparty Banks,” is sometimes referred to as the initial purchase of Shares in the Offers by the Counterparty Banks and the Company’s subsequent purchase of the same Shares pursuant to the Counterparty Bank Agreements and the terms and conditions of the Offer to Purchase. The Shares to be purchased by the Counterparty Banks will be allocated equally between the Counterparty Banks in accordance with the Option Framework Agreements (as defined in the Offer to Purchase).

The Company will, upon the terms and subject to the conditions of the Class A Offer, determine a single per Share price for the Class A Shares that are properly tendered and not properly withdrawn from the Class A Offer, taking into account the total number of Class A Shares properly tendered and the prices specified, or deemed specified (as described in the attached Instruction Form), by tendering shareholders. This single per Share price for Class A Shares (the “Final Class A Purchase Price”) will be the lowest single purchase price, not greater than $29.00 nor less than $25.25 per Class A Share, that would allow the Company to purchase, through the Counterparty Banks, $625 million in value of Class A Shares, or a lower amount, depending on the number of Class A Shares properly tendered and not properly withdrawn.

The Company will, upon the terms and subject to the conditions of the Class C Offer, determine a single per Share price for the Class C Shares properly tendered and not properly withdrawn from the Class C Offer, taking into account the total number of Class C Shares properly tendered and the prices specified, or deemed specified (as described in the attached Instruction Form), by tendering shareholders. This single per Share price for Class C Shares (the “Final Class C Purchase Price”) will be the lowest single purchase price, not greater than $28.50 nor less than $24.75 per Class C Share, that would allow the Company to purchase, through the Counterparty Banks, $1.875 billion in value of Class C Shares, or a lower amount, depending on the number of Class C Shares properly tendered and not properly withdrawn. The Company sometimes refers to the Final Class A Purchase Price and Final Class C Purchase Price collectively as the “Final Purchase Prices” and individually as the “Final Purchase Price.”

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offers in this letter is only a summary and is qualified by the terms and conditions of the Offers set forth in the Offer to Purchase, the applicable Letter of Transmittal and other related materials.

No Class A Shares and/or Class C Shares tendered at prices in excess of the applicable Final Purchase Price will be purchased. Upon the terms and subject to the conditions of the Class A Offer, if, based on the Final Class A Purchase Price, all Class A Shares properly tendered and not properly withdrawn have an aggregate value of less than $625 million, the Company will purchase, through the Counterparty Banks, all Class A Shares properly tendered at or below the Final Class A Purchase Price and not properly withdrawn prior to one (1) minute after 11:59 P.M., New York City time, on September 9, 2019, unless the Offers are extended or terminated (such date, as may be extended, the “Expiration Date”).

Upon the terms and subject to the conditions of the Class C Offer, if, based on the Final Class C Purchase Price, all Class C Shares properly tendered and not properly withdrawn have an aggregate value of less than $1.875 billion, the Company will purchase, through the Counterparty Banks, all Class C Shares properly tendered at or below the Final Class C Purchase Price and not properly withdrawn prior to the Expiration Date. In the unlikely event the Offers have different Expiration Dates (e.g., due to an extension of one Offer and not the other), “Expiration Date” shall mean the applicable Expiration Date as the context shall so require. Only Class A Shares and/or Class C Shares properly tendered at prices at or below the applicable Final Purchase Price and not properly withdrawn, will be purchased in the applicable Offer upon the terms of and subject to the conditions of such Offer (including the “Odd Lot” priority, proration and the conditional tender provisions described in the Offer to Purchase). Shares not purchased in the Class A Offer and/or Class C Offer will be returned to the tendering shareholders promptly after the Expiration Date.

Under no circumstances will interest be paid on the applicable Final Purchase Price for the Class A Shares and/or Class C Shares regardless of any delay in making such payment. All Shares acquired in the Offers, if any, will be acquired at the applicable Final Purchase Price. The Company reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the aggregate value of Class A Shares and/or Class C Shares sought in the Offers, in each case, subject to applicable law and the authority of the Company to conduct the purchase of its ordinary shares in the capital of Liberty Global as approved by the shareholders of the Company at its annual general meeting of shareholders held on June 11, 2019 (the “2019 Shareholder Authorization”). In accordance with the rules of the Securities and Exchange Commission and subject to the 2019 Shareholder Authorization, if Class A Shares having an aggregate value in excess of $625 million and/or if Class C Shares having an aggregate value in excess of $1.875 billion, in each case, are properly tendered in the applicable Offer at or below the applicable Final Purchase Price and not properly withdrawn, the Company may increase the number of Class A Shares and/or Class C Shares accepted for payment, through the Counterparty Banks, in the applicable Offer by no more than 2% of the outstanding Class A Shares and/or Class C Shares, as applicable, without extending the applicable Offer.

The Company reserves the right to (i) upon the occurrence of certain conditions to either or both Offers more specifically described in the Offer to Purchase, (a) terminate either or both Offers and return all tendered

Shares to the tendering shareholders, (b) extend either or both Offers and, subject to the withdrawal rights set forth in the Offer to Purchase, retain all of the tendered Shares until the expiration of applicable Offer as so extended, (c) waive a condition to either or both Offers and, subject to any requirement to extend the period of time during which the Offers are open, purchase, through the Counterparty Banks, all of the Shares properly tendered and not properly withdrawn prior to the Expiration Date or (d) delay acceptance for payment of or payment, through the Counterparty Banks, for Shares, subject to applicable law, until satisfaction or waiver of such condition, or (ii) amend either or both Offers in any respect, subject to applicable law and the 2019 Shareholder Authorization.

Class A Offer. Upon the terms and subject to the conditions of the Class A Offer, if, based on the Final Class A Purchase Price, Class A Shares having an aggregate value in excess of $625 million (or such greater amount as the Company may elect to accept for payment, through the Counterparty Banks, subject to applicable law and the 2019 Shareholder Authorization) have been properly tendered at prices at or below the Final Class A Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase, through the Counterparty Banks, Class A Shares in the following order:

•

first, all Odd Lots (as defined in the Offer to Purchase) of less than 100 Class A Shares at the Final Class A Purchase Price from shareholders who properly tender all of their Class A Shares at or below the Final Class A Purchase Price and who do not properly withdraw them before the Expiration Date. Tenders of less than all of the Class A Shares owned, beneficially or of record, by such Odd Lot Holder (as defined in the Offer to Purchase) will not qualify for this preference;

•

second, after purchasing all Odd Lots that were properly tendered at or below the Final Class A Purchase Price, subject to the conditional tender provisions (whereby a holder may specify a minimum number of such holder’s Class A Shares that must be purchased if any such Shares are purchased), the Company will purchase, through the Counterparty Banks, all Class A Shares properly tendered at or below the Final Class A Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Class A Shares; and

•

third, only if necessary to permit the Company to purchase, through the Counterparty Banks, $625 million in value of Class A Shares (or such greater amount as the Company may elect to purchase, through the Counterparty Banks, subject to applicable law and the 2019 Shareholder Authorization), the Company will purchase, through the Counterparty Banks, Class A Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Class A Purchase Price, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Class A Shares are conditionally tendered must have tendered all of their Class A Shares. Random lot would be facilitated by the Company through the Counterparty Banks.

As a result of the foregoing priorities applicable to the purchase of Class A Shares tendered, it is possible that fewer than all Class A Shares tendered by a shareholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Class A Shares, none of those Class A Shares will be purchased even though those Class A Shares were tendered at prices at or below the Final Class A Purchase Price. No fractional Class A Shares will be purchased in the Class A Offer.

Class C Offer. Upon the terms and subject to the conditions of the Class C Offer, if, based on the Final Class C Purchase Price, Class C Shares having an aggregate value in excess of $1.875 billion (or such greater amount as the Company may elect to accept for payment, through the Counterparty Banks, subject to applicable law and the 2019 Shareholder Authorization) have been properly tendered at prices at or below the Final Class C Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase, through the Counterparty Banks, Class C Shares in the following order:

•

first, all Odd Lots of less than 100 Class C Shares at the Final Class C Purchase Price from shareholders who properly tender all of their Class C Shares at or below the Final Class C Purchase Price and who do not properly withdraw them before the Expiration Date. Tenders of less than all of the Class C Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference;

•

second, after purchasing all Odd Lots that were properly tendered at or below the Final Class C Purchase Price, subject to the conditional tender provisions (whereby a holder may specify a minimum number of such holder’s Class C Shares that must be purchased if any such Shares are purchased), the Company will purchase, through the Counterparty Banks, all Class C Shares properly tendered at or below the Final Class C Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Class C Shares; and

•

third, only if necessary to permit the Company to purchase, through the Counterparty Banks, $1.875 billion in value of Class C Shares (or such greater amount as the Company may elect to purchase, through the Counterparty Banks, subject to applicable law and the 2019 Shareholder Authorization), the Company will purchase, through the Counterparty Banks, Class C Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Class C Purchase Price, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Class C Shares are conditionally tendered must have tendered all of their Class C Shares. Random lot would be facilitated by the Company through the Counterparty Banks.

As a result of the foregoing priorities applicable to the purchase of Class C Shares tendered, it is possible that fewer than all Class C Shares tendered by a shareholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Class C Shares, none of those Class C Shares will be purchased even though those Class C Shares were tendered at prices at or below the Final Class C Purchase Price. No fractional Class C Shares will be purchased in the Class C Offer.

Shares not purchased in the Offers, including Shares tendered at prices in excess of the applicable Final Purchase Price and Shares not purchased because of proration or conditional tender, will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offers are not conditioned on any minimum number of Shares being tendered. The Offers are, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and we can tender your Shares only pursuant to your instructions. WE ARE SENDING YOU THE LETTERS OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT OR ANY OTHER MATERIALS TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account in accordance with the terms and subject to the conditions of the Offers.

Please note the following:

1.

You may tender your Class A Shares at a price or prices not greater than $29.00 nor less than $25.25 per Class A Share, or your Class C Shares at a price or prices not greater than $28.50 nor less than $24.75 per Class C Share, as indicated in the attached Instruction Form, to be paid to you in cash, less any applicable withholding taxes and without interest, or you may instruct us to tender your Shares at the applicable Final Purchase Price determined by the Company in accordance with the terms and subject to the conditions of the Offers.

2.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.

The Offers, proration periods and withdrawal rights will expire at one (1) minute after 11:59 P.M., New York City time, on September 9, 2019, unless the Company extends or terminates either or both Offers in accordance with the terms and subject to the conditions of the applicable Offer, subject to applicable law.

4.

At the maximum Final Class A Purchase Price of $29.00 per Class A Share, 21,551,724 Class A Shares could be purchased in the Class A Offer if it is fully subscribed, which would represent approximately 10.5% of the issued and outstanding Class A Shares as of August 1, 2019. At the minimum Final Class A Purchase Price of $25.25 per Class A Share, 24,752,475 Class A Shares could be purchased in the Class A Offer if it is fully subscribed, which would represent approximately 12.1% of the issued and outstanding Class A Shares as of August 1, 2019. At the maximum Final Class C Purchase Price of $28.50 per Class C Share, 65,789,473 Class C Shares could be purchased in the Class C Offer if it is fully subscribed, which would represent approximately 12.8% of the issued and outstanding Class C Shares as of August 1, 2019. At the minimum Final Class C Purchase Price of $24.75 per Class C Share, 75,757,575 Class C Shares could be purchased in the Class C Offer if it is fully subscribed, which would represent approximately 14.8% of the issued and outstanding Class C Shares as of August 1, 2019. Assuming that the Class A Offer and the Class C Offer are fully subscribed, we expect that the maximum aggregate cost of these purchases, including all fees and expenses applicable to the Offers, will be approximately $2.5 billion.

5.

If you hold an aggregate of fewer than 100 Class A Shares or 100 Class C Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date at or below the applicable Final Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares of the same class properly tendered at or below the applicable Final Purchase Price and not properly withdrawn pursuant to the applicable Offer.

6.

If you wish to make your tender conditional upon the purchase of all Class A Shares and/or Class C Shares that you tender or upon the Company’s purchase of a specified minimum number of the Class A Shares and/or Class C Shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of such Shares from all tenders at or below the applicable Final Purchase Price that are so conditioned will be determined by random lot to the extent feasible, and to be eligible for purchase by random lot, any shareholder whose Class A Shares and/or Class C Shares are conditionally tendered must have tendered all of its Class A Shares and/or Class C Shares. To elect such a condition, complete the box entitled “Conditional Tender” in the attached Instruction Form.

7.

If you wish to tender portions of your Shares of the same class at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We will submit a separate applicable Letter of Transmittal on your behalf for each price you will accept for each portion of such Shares tendered.

8.

Tendering shareholders who are tendering Shares registered in their name and who are tendering such Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company or to the Dealer Managers and, except as set forth in the Offer to Purchase and the applicable Letter of Transmittal, will not bear the cost of share transfer tax applicable to the transfer of their Shares, if any.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT THE COMPANY TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2019, UNLESS THE OFFERS ARE EXTENDED OR TERMINATED.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning the attached Instruction Form to us. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

The Offers are being made solely under the Offer to Purchase, the Letters of Transmittal and related materials, and is being made to all record holders of Shares. The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offers or acceptance thereof will not be in compliance with the securities, “blue sky” or other applicable laws of such jurisdiction.

INSTRUCTION FORM FOR CLASS A SHARES

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), the applicable Letter of Transmittal (together with any amendments or supplements thereto, each, a “Letter of Transmittal” or collectively, the “Letters of Transmittal”) and other related materials (collectively, with the Offer to Purchase and this Letter of Transmittal, in each case, with respect to the Class A Shares, the “Class A Offer”) in connection with the invitation by Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company”), for its shareholders to tender up to $625 million in value of its issued and outstanding Class A ordinary shares, nominal value $0.01 per share (each, a “Class A Share”) for purchase by Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., each acting as principal (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), at a price not greater than $29.00 nor less than $25.25 per Class A Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Class A Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender the number of Class A Shares indicated below, or, if no number is specified, all Class A Shares you hold for the account of the undersigned, at the price per Class A Share indicated below, upon the terms and subject to the conditions of the Class A Offer.

Aggregate Number Of Class A Shares To Be Tendered

By You For The Account Of The Undersigned:                      Class A Shares.

PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the applicable Letter of Transmittal)

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE CLASS A OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the Final Class A Purchase Price as shall be determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer.

☐

The undersigned wishes to maximize its chances that all of the Class A Shares the undersigned is tendering (subject to the possibility of proration) are purchased. Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Class A Shares at, and is willing to accept, the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer. The undersigned understands that checking this box will result in its Class A Shares being deemed to have been tendered at $25.25 per Class A Share, which is the low end of the price range in the Class A Offer, for purposes of determining the Final Class A Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Class A Purchase Price and could result in the undersigned receiving a per Class A Share price as low as $25.25, which is the low end of the price range in the Class A Offer, less any applicable withholding taxes and without interest.

(2) CLASS A SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Class A Shares Tendered At Price Determined Under The Class A Offer,” the undersigned hereby tenders Class A Shares at the price per Class A Share checked. The undersigned understands that this action could result in the Company purchasing none of the Class A Shares tendered hereby if you select a box other than the box representing a price at or below the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer.

☐ $25.25	☐ $26.50	☐ $27.75	☐ $29.00
☐ $25.50	☐ $26.75	☐ $28.00
☐ $25.75	☐ $27.00	☐ $28.25
☐ $26.00	☐ $27.25	☐ $28.50
☐ $26.25	☐ $27.50	☐ $28.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF CLASS A SHARES AND YOUR CLASS A SHARES WILL NOT BE PURCHASED IN THE CLASS A OFFER.

A SHAREHOLDER DESIRING TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE FOR CLASS A SHARES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH CLASS A SHARES ARE TENDERED. THE SAME CLASS A SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS

(See Instruction 13 of the applicable Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding less than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of more than 100 Class A Shares, even if such holders have separate accounts or certificates representing less than 100 Class A Shares. Accordingly, this section is to be completed ONLY if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of less than 100 Class A Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of less than 100 Class A Shares and is tendering all such Class A Shares; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Class A Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of less than 100 Class A Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 12 of the applicable Letter of Transmittal)

A shareholder may tender Class A Shares subject to the condition that a specified minimum number of the shareholder’s Class A Shares tendered pursuant to the applicable Letter of Transmittal must be purchased if any Class A Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Class A Shares indicated below is purchased by the Company pursuant to the terms of the Class A Offer, none of the Class A Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Class A Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Class A Shares that must be purchased, if any are purchased, is: Class A Shares.

If, because of proration, the minimum number of Class A Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Class A Shares and checked this box:

☐	The tendered Class A Shares represent all Class A Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The Company’s Board of Directors has authorized the Offers in accordance with the terms and conditions of the Offers set forth in the Offer to Purchase and the Counterparty Bank Agreements. However, none of the Company, any of the members of its Board of Directors, the Counterparty Banks, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. None of the Company, any of the members of its Board of Directors, the Counterparty Banks, the Dealer Managers, the

Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you may choose to tender your Shares. Shareholders should carefully evaluate all information in the Offer to Purchase and in the applicable Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering your Shares and, if deciding to tender, how many Shares to tender and the purchase price or purchase prices at which to tender.

SIGNATURE

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification or Social Security No.:

(Please Print)

Address(es):

(Include Zip Code)

Phone Number (including Area Code):

Date: _______________, 2019

INSTRUCTION FORM FOR CLASS C SHARES

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), the applicable Letter of Transmittal (together with any amendments or supplements thereto, each, a “Letter of Transmittal” or collectively, the “Letters of Transmittal”) and other related materials (collectively, with the Offer to Purchase and this Letter of Transmittal, in each case, with respect to the Class C Shares, the “Class C Offer”) in connection with the invitation by Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company”), for its shareholders to tender up to $1.875 billion in value of its issued and outstanding Class C ordinary shares, nominal value $0.01 per share (each, a “Class C Share”) for purchase by Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., each acting as principal (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), at a price not greater than $28.50 nor less than $24.75 per Class C Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Class C Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender the number of Class C Shares indicated below, or, if no number is specified, all Class C Shares you hold for the account of the undersigned, at the price per Class C Share indicated below, upon the terms and subject to the conditions of the Class C Offer.

Aggregate Number Of Class C Shares To Be Tendered

By You For The Account Of The Undersigned:                          Class C Shares.

PRICE (IN DOLLARS) PER CLASS C SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the applicable Letter of Transmittal)

THE UNDERSIGNED IS TENDERING CLASS C SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) CLASS C SHARES TENDERED AT PRICE DETERMINED UNDER THE CLASS C OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Class C Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the Final Class C Purchase Price as shall be determined by the Company in accordance with the terms and subject to the conditions of the Class C Offer.

☐

The undersigned wishes to maximize its chances that all of the Class C Shares the undersigned is tendering (subject to the possibility of proration) are purchased. Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Class C Shares at, and is willing to accept, the Final Class C Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class C Offer. The undersigned understands that checking this box will result in its Class C Shares being deemed to have been tendered at $24.75 per Class C Share, which is the low end of the price range in the Class C Offer, for purposes of determining the Final Class C Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Class C Purchase Price and could result in the undersigned receiving a per Class C Share price as low as $24.75, which is the low end of the price range in the Class C Offer, less any applicable withholding taxes and without interest.

(2) CLASS C SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Class C Shares Tendered At Price Determined Under The Class C Offer,” the undersigned hereby tenders Class C Shares at the price per Class C Share checked. The undersigned understands that this action could result in the Company purchasing none of the Class C Shares tendered hereby if you select a box other than the box representing a price at or below the Final Class C Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class C Offer.

☐ $24.75	☐ $26.00	☐ $27.25	☐ $28.50
☐ $25.00	☐ $26.25	☐ $27.50
☐ $25.25	☐ $26.50	☐ $27.75
☐ $25.50	☐ $26.75	☐ $28.00
☐ $25.75	☐ $27.00	☐ $28.25

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF CLASS C SHARES AND YOUR CLASS C SHARES WILL NOT BE PURCHASED IN THE CLASS C OFFER.

A SHAREHOLDER DESIRING TO TENDER CLASS C SHARES AT MORE THAN ONE PRICE FOR CLASS C SHARES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH CLASS C SHARES ARE TENDERED. THE SAME CLASS C SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS

(See Instruction 13 of the applicable Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding less than 100 Class C Shares may have their Class C Shares accepted for payment before any proration of other tendered Class C Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of more than 100 Class C Shares, even if such holders have separate accounts or certificates representing less than 100 Class C Shares. Accordingly, this section is to be completed ONLY if Class C Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of less than 100 Class C Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of less than 100 Class C Shares and is tendering all such Class C Shares; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Class C Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of less than 100 Class C Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 12 of the applicable Letter of Transmittal)

A shareholder may tender Class C Shares subject to the condition that a specified minimum number of the shareholder’s Class C Shares tendered pursuant to the applicable Letter of Transmittal must be purchased if any Class C Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Class C Shares indicated below is purchased by the Company pursuant to the terms of the Class C Offer, none of the Class C Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Class C Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Class C Shares that must be purchased, if any are purchased, is: Class C Shares.

If, because of proration, the minimum number of Class C Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Class C Shares and checked this box:

☐	The tendered Class C Shares represent all Class C Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The Company’s Board of Directors has authorized the Offers in accordance with the terms and conditions of the Offers set forth in the Offer to Purchase and the Counterparty Bank Agreements. However, none of the Company, any of the members of its Board of Directors, the Counterparty Banks, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. None of the Company, any of the members of its Board of Directors, the Counterparty Banks, the Dealer Managers, the

Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you may choose to tender your Shares. Shareholders should carefully evaluate all information in the Offer to Purchase and in the applicable Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering your Shares and, if deciding to tender, how many Shares to tender and the purchase price or purchase prices at which to tender.

SIGNATURE

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification or Social Security No.:

(Please Print)

Address(es):

(Include Zip Code)

Phone Number (including Area Code):

Date: _______________, 2019